UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 21, 2010

MIMVI, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-153826	26-0685980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Spear Street, Suite 1410
San Francisco, CA  94105
(Address of principal executive offices, including zip code)

(510) 552-2811
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officer

On June 21, 2010, Kasian Franks resigned as the Company’s Chief Financial Officer, Secretary and Treasurer, and Eric Stoppenhagen, age 36, was elected as the Company’s Chief Financial Officer, Secretary and Treasurer, to serve in such capacities until his successors are duly elected and qualified.

Mr. Stoppenhagen, through his consulting company Venor, Inc., provides financial and management services to small to medium-sized companies that either are public or desire to become public.  He provides CFO services to these companies, which includes transaction advice, preparation of security filings and advice regarding compliance with corporate governance requirements.  Mr. Stoppenhagen has more than ten years of financial experience having served in an executive capacity for several public and private companies, including as Vice President of Finance and subsequently Interim President of Trestle Holdings, Inc. from 2003 to 2009; Interim President of WoozyFly Inc. from 2009 to 2010; Interim President of Trist Holdings, Inc. from 2007 to 2010; CFO and Director of AuraSource, Inc. from 2008 to 2010; President of Catalyst Lighting Group, Inc.  in 2010; and, CFO of Jardinier Corp. from 2007 to 2008.  Mr. Stoppenhagen is a Certified Public Accountant and holds a Juris Doctorate and Masters of Business Administration both from George Washington University.  Additionally, he holds a Bachelor of Science in Finance and a Bachelor of Science in Accounting both from Indiana University.  The Company pays Venor, Inc. $250 per hour for the utilization of Mr. Stoppenhagen’s services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMVI, INC.

Date: June 25, 2010	/s/ ERIC STOPPENHAGEN
Eric Stoppenhagen
CFO